KPMG LLP	Telephone	(514) 840-2100
Chartered Accountants	Fax	(514) 840-2187
600 de Maisonneuve Blvd. West	Internet	www.kpmg.ca
Suite 1500
Montréal Québec H3A 0A3

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We refer to the Form F-1 Registration Statement of EndoCeutics, Inc. (the “Company”), relating to the issue and sale of common shares of the Company.

We consent to the references to our firm under the captions “Selected financial information” and “Experts”.

We also consent to the use of:

•

Our report dated April 30, 2007 with respect to the Balance Sheets of the Company as of December 31, 2006 and June 30, 2006 and the Statement of Operations, Deficit and Cash Flows for the six-month period ended December 31, 2006 included in Form F-1 Registration Statement.

•

Our report dated April 30, 2007 with respect to the Balance Sheets of EndoResearch Inc. as of January 31, 2007 and 2006 and the Statements of Operations, Deficit and Cash Flows for each of years in the two-year period ended January 31, 2007 included in Form F-1 Registration Statement.

Yours truly,

Chartered Accountants

Montreal, Canada

May 1, 2007